CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-148826 on Form N-1A of our report dated January 26, 2022, relating to the financial statements and financial highlights of ALPS Active REIT ETF, RiverFront Dynamic US Dividend Advantage ETF, RiverFront Dynamic US Flex-Cap ETF, RiverFront Strategic Income Fund, ALPS Medical Breakthroughs ETF, ALPS Global Travel Beneficiaries ETF, RiverFront Dynamic Core Income ETF, ALPS Clean Energy ETF, Alerian MLP ETF, Alerian Energy Infrastructure ETF, Barron’s 400 ETF, ALPS Sector Dividend Dogs ETF, ALPS International Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, ALPS REIT Dividend Dogs ETF, ALPS Disruptive Technologies ETF, ALPS Equal Sector Weight ETF and ALPS Hillman Active Value ETF, a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2021, and to the references to us under the headings "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectus and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado

March 29, 2023